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                                                                    EXHIBIT 23.2


                            CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Current Report on Form 8-K (dated November 2, 1998) filed with the Securities and Exchange Commission by Apartment Investment and Management Company of our report dated February 11, 1998, except for Note 1 as to which the date is October 16, 1998, with respect to the audit of the Combined Historical Summary of Gross Income and Direct Operating Expenses of Realty Investment Apartment Communities I included as Exhibit 99.2 to the Form 8-K.

We also consent to the incorporation by reference of such report in Apartment Investment and Management Company's Registration Statement on Form S-3 (No. 333-828), Registration Statement on Form S-3 (No. 333-8997), Registration Statement on Form S-3 (No. 333-17431), Registration Statement on Form S-3 (No. 333-20755), Registration Statement on Form S-3 (No. 333-26415), Registration Statement on Form S-3 (No. 333-36531), Registration Statement on Form S-3 (No. 333-36537), Registration Statement on Form S-3 (No. 333-4542), Registration Statement on Form S-8 (No. 333-4550), Registration Statement on Form S-8 (No. 333-4548), Registration Statement on Form S-8 (No. 333-14481), Registration Statement on Form S-8 (No. 333-36803), Registration Statement on Form S-4 (No. 333-39357), Registration Statement on Form S-8 (No. 333-41719), Registration Statement on Form S-4 (No. 333-49075), Registration Statement on Form S-3 (No. 333-47201), Registration Statement on Form S-8 (No. 333-57617), Registration Statement on Form S-4 (No. 333-60663), Registration Statement on Form S-4 (No. 333-60355), and Registration Statement on Form S-3 (No. 333-61409) all filed with the Securities and Exchange Commission.



                                              /s/ BEERS & CUTLER PLLC




October 30, 1998
Washington, D.C.